Exhibit 16.1

April 29, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re:   Mestek, Inc.
        File No. 1-448

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Mestek, Inc. dated April 29, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP